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                                                                    EXHIBIT 4.19

                   EXERCISABLE ON OR BEFORE, AND VOID AFTER
                   5:00 P.M. MINNEAPOLIS TIME APRIL 30, 2004


                       Certificate for 150,000 Warrants


                     WARRANTS TO PURCHASE COMMON STOCK OF


                                 WAM!NET, Inc.


             INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA


     THIS CERTIFIES that MCI WORLDCOM, Inc., ("Holder") or assigns, is the owner of the number of Warrants set forth above, each of which represents the right to purchase from WAM!NET, Inc., Minnesota corporation (the "Company"), at any time after April 30, 1999 and on or before 5:00 Minneapolis time, April 30, 2004, upon compliance with and subject to the conditions set forth herein, one share (subject to adjustments referred to below) of the Common Stock of the Company, par value $.01 per share (such shares or other securities or property purchasable upon exercise of the Warrants being herein called the "Shares").

     Upon any exercise of less than all the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder a new Warrant Certificate in respect of the Warrants as to which this Warrant Certificate was not exercised.

     This Warrant is subject to the following provisions, terms and conditions:

     1. Exercise; Transferability. The rights represented by this Warrant may be
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exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise delivered to the Company ten (10) days prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and by paying in full, as provided herein, the purchase price of $.01 per share (the "Exercise Price").

     Payment upon exercise of the rights represented by this Warrant may be made at the option of the Holder (a) in cash or by certified or official bank check payable to the order of the Company, (b) by surrendering to the Company for cancellation and retirement any number shares of Class A Preferred Shares, par
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value $10.00 per share, which shares shall each be valued for purposes hereof at their par value of $10.00 plus the sum of any then accumulated and unpaid dividends thereon, (c) by cancellation and discharge of the Company from all or any portion of any debt in the amount then owed by the Company to the Holder on a dollar for dollar basis, including principal whether or not then due and payable together with any interest accrued and unpaid thereon, or (d) by any combination of any or all of the foregoing.

     This Warrant may not be transferred or divided into two or more Warrants of smaller denominations, nor may any Common Stock issued pursuant to exercise of this Warrant be transferred unless this Warrant or shares have been registered under the Securities Act of 1933, as amended ("Securities Act") and applicable state laws, or unless the Holder of the certificate obtains an opinion of counsel satisfactory to the Company and its counsel that the proposed transfer may be effected without registration pursuant to exemptions under the Securities Act and applicable state laws.

     2. Issuance of Shares. The Company agrees that the shares purchased hereby
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shall be deemed to be issued to the record Holder hereof as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of stock so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding ten (10) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder hereof within such time.

     Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of stock upon exercise of this Warrant, except in accordance with the provisions, and subject to the limitations, of paragraph 7 hereof.

     3. Covenants of Company. The Company covenants and agrees that all shares
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which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective purchase price per share of the Common Stock issuable pursuant to this Warrant. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue

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or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. Adjustments. The above provisions are, however, subject to the following
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provisions:

     (a) No fractional shares of Common Stock are to be issued upon the exercise of the Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of Common Stock on the date of exercise as determined in good faith by the Company.

     (b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder hereof shall hereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued and payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant purchase price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation, merger, or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered Holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

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     (c) If the Company shall at any time or from time to time (i) distribute
(otherwise than as a dividend in cash or in Common Stock or securities convertible into or exchangeable for Common Stock) to the holders of Common Stock any property or other securities, or (ii) declare a dividend upon the Common Stock (to the extent payable otherwise than out of earnings or earned surplus, as indicated by the accounting treatment of such dividend in the books of the Company, and otherwise than in Common Stock or securities convertible into or exchangeable for Common Stock), the Company shall reserve and the Holder of this Warrant shall thereafter upon exercise hereof be entitled to receive, with respect to each share of Common Stock purchased hereunder, without any change in, or payment in addition to, the exercise price, the amount of any property or other securities which would have been distributable to such holder had such holder been a holder of one share of Common Stock on the record date of such distribution or dividend (or if no record date was established by the Company, the date such distribution or dividend was paid).

     5. Common Stock. As used herein, the term "Common Stock" means the
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Company's presently authorized shares of Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

     6. No Voting Rights. This Warrant shall not entitle the Holder hereof to
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any voting rights or other rights as a stockholder of the Company.

     7. Notice of Transfer of Warrant or Resale of Shares. The Holder of this
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Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant, or transferring any Common Stock issued upon the exercise hereof, of such holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice the Company shall present copies thereof to the Company counsel and if in the opinion of such counsel the proposed transfer complies with federal and state securities laws and may be effected without registration or qualification (under any Federal or State law), the Company, as promptly as practicable, shall notify such holder of such opinion, whereupon such holder shall be entitled to transfer this Warrant or to dispose of shares of Common Stock received upon the previous exercise of this Warrant, provided that an appropriate legend may be endorsed on this Warrant or the certificates for such shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933.

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     If in the opinion of Company's counsel referred to in this paragraph 7 hereof, the proposed transfer or disposition of shares described in the written notice given pursuant to this paragraph 7 may not be effected without registration or qualification of this Warrant or the shares of Common Stock issued on the exercise hereof, the Company shall promptly give written notice thereof to the Holder hereof, and the Holder will limit its activities in respect to such as, in the opinion of such counsel, are permitted by law.

     8. Registration Rights. If the Company, at any time after the later of
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three (3) years from the date hereof until two (2) years after the complete exercise of this Warrant, but in no event later than April 30, 2004, proposes to claim an exemption under Section 3(b) for a public offering of any of its securities or to register under the Securities Act of 1933 (except by a Form S-8 or other inappropriate Form for registration) any of its securities, it will give written notice to all registered holders of Warrants, and all registered holders of shares of Common Stock acquired upon the exercise of Warrants, of its intention to do so and, on the written request of any registered holders given within twenty (20) days after receipt of any such notice (which request shall specify the Warrants or shares of Common Stock intended to be sold or disposed of by such registered holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Warrants and/or shares, the registered holders of which shall have requested the registration or qualification thereof, to be included in such notification or registration statement proposed to be filed by the Company; provided, however, that no such inclusion shall be required (i) if the Shares may then be sold by the holder thereof without limitation under Rule 144(k), or comparable successor rule of the Securities and Exchange Commission, or (ii) if the managing underwriter of such offering reasonably determines that including such Shares would unreasonably interfere with such offering. The Company will pay all expenses of registration. The Warrant holders shall pay all commissions or discounts applicable to the sale of the included Shares, together with any expenses of counsel retained by them in connection with their sale of the Shares.

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     IN WITNESS WHEREOF, WAM!NET, Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated January 13, 1999.


                              WAM!NET, Inc.


                              By:  /s/ Bradley E. Sparks
                                  ------------------------
                                  Bradley E. Sparks
                                  Chief Financial Officer

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